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                                                                     EXHIBIT 5.1



                    [GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]



                                December 10, 2002

Direct Dial
(949) 451-3800


Fax No.
(949) 451-4220


La Jolla Pharmaceutical Company
6455 Nancy Ridge Drive
San Diego, California  92121

        Re:    La Jolla Pharmaceutical Company
               Registration Statement on Form S-3 (File No. 333-101499)

Ladies and Gentlemen:

        As counsel for La Jolla Pharmaceutical Company, a Delaware corporation (the "Company"), we are familiar with the registration statement on Form S-3 (as amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on November 26, 2002, as amended by Amendment No. 1 to Registration Statement filed with the Commission on December 10, 2002, with respect to the offer and sale from time to time by the Company of up to $125,000,000 aggregate offering price of shares of the Company's common stock, par value $.01 per share (the "Shares").

        We are familiar with the corporate action taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion. We have obtained from officers of the Company such other certificates and assurances as we consider necessary for the purpose of this opinion.

        In connection with our examination of such documents, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

        On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein and subject to completion of the corporate action proposed to be taken by the Company (including without limitation the due reservation of the

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La Jolla Pharmaceutical Company
December 10, 2002
Page 2


Shares for issuance within the limits of available shares of Company common stock for issuance under the Company's Certificate of Incorporation, as amended), we are of the opinion that, when the Company receives consideration per share for the Shares in such an amount (not less than the par value per share) as has been or may be determined by the Board of Directors of the Company, assuming the consideration offered in exchange for the Shares is valid consideration under state law, the Shares will be validly issued, fully paid and non-assessable.

        The opinions set forth herein are subject to the following further assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Shares:

           (a) the Board of Directors of the Company shall have duly authorized and taken any other necessary corporate action to approve the issuance and sale of the Shares in conformity with its Certificate of Incorporation, as amended, and its bylaws, as amended, through such time, and such authorization shall remain in effect and unchanged at all times during which the Shares are offered and shall not have been modified or rescinded;

           (b) the Registration Statement, and any amendments thereto (including post-effective amendments), and any additional registration statement filed under Rule 462 will have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded;

           (c) a prospectus supplement (a "Prospectus Supplement") will be prepared and duly filed with the Commission describing the offering of the Shares;

           (d) all Shares will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting the validity of the Shares; and

           (e) in the case of an underwritten offering, the applicable underwriting agreement shall have been duly authorized and the Shares so offered shall have been issued and sold in accordance with the terms and conditions of the applicable underwriting agreement.

        We render no opinion herein as to matters involving the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Delaware. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation law as currently in effect and have made such inquiries as we consider necessary to render the foregoing opinion. This opinion is limited to the effect of the current state of the laws of the United States of America and, to the limited extent set forth above, the State of Delaware and to the current judicial interpretations thereof and to the facts bearing upon this opinion as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

        You have informed us that you intend to issue the Shares from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Shares (i) you will advise us in writing of the terms of the offering and (ii) you will afford us an opportunity (x) to review the operative documents pursuant to

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La Jolla Pharmaceutical Company
December 10, 2002
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which such Shares are to be issued (including the applicable Prospectus
Supplement) and (y) to file such supplement or amendment to this opinion, if any, as we may reasonably consider necessary or appropriate.

        This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ GIBSON, DUNN & CRUTCHER LLP

                                        GIBSON, DUNN & CRUTCHER LLP